EXHIBIT 5
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, WI 53202-4497
Phone: (414) 277-5000
Fax: (414) 271-3552
August 2, 2007
Sensient Technologies Corporation
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
Re:   2007 Restricted Stock Plan
Ladies and Gentlemen:
     We are providing this opinion in connection with the registration statement of Sensient Technologies Corporation (the “Company”) on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), with respect to the proposed issuance by the Company of up to 1,500,000 shares of Common Stock, par value $.10 per share, of the Company (the “Shares”) pursuant to the 2007 Restricted Stock Plan (the “Plan”).
     We have examined: (i) the Registration Statement; (ii) the Company’s Restated Articles of Incorporation and By-laws, each as amended to date; (iii) the Plan; (iv) the corporate proceedings relating to the adoption and approval of the Plan and the authorization for the issuance of the Shares in accordance with the Plan; and (v) such other documents and records and such matters of law as we have deemed necessary in order to render this opinion. In giving such opinion, with respect to factual matters, we have relied upon certificates or representations made by duly authorized representatives of the Company and certificates of public officials.
     On the basis of the foregoing, we advise you that, in our opinion:
1.	The Company is a corporation incorporated and validly existing under the laws of the State of Wisconsin.

2.	The Shares to be sold from time to time pursuant to the Plan which are original issuance or treasury shares, when issued as and for the consideration contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable by the Company.
     This opinion is furnished by us, as counsel to the Company, and is solely for your benefit and is not to be relied upon by any other person, firm, or entity or in respect of any other matter.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by Section 7 of the Act.
     Very truly yours,
     /s/ Quarles & Brady LLP
     QUARLES & BRADY LLP

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